Exhibit 4.7

Exhibit A to

Warrant Agreement

Form of Warrant Certificate

For Common Stock

MATRIX SERVICE COMPANY

SERIES [    ] WARRANTS

WARRANT CERTIFICATE TO ACQUIRE COMMON STOCK,

$.01 PAR VALUE, OF MATRIX SERVICE COMPANY

Void After 4:00 P.M. New York City, New York Time

on                      (the “Expiration Date”)

REGISTERED NUMBER:	CUSIP:

THIS WARRANT IS REDEEMABLE

AT THE OPTION OF THE COMPANY: : ☐ Yes ☐ No

THIS WARRANT IS PART OF A UNIT

AND MAY NOT BE TRADED SEPARATELY

UNTIL THE SEPARATION DATE: ☐ Yes ☐ No

THE SEPARATION DATE IS:

THIS CERTIFIES THAT

is the registered holder of [spell out number] (insert numerical number) Series [        ] Warrants (the “Warrants”) of MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”). Each Warrant entitles the holder thereof the right to purchase at any time after [insert Exercise Date] (the “Exercise Date”) and on or before 4:00 P.M. New York City, New York time on [insert Expiration Date] (the “Expiration Date”), one fully paid and non-assessable share of Common Stock, $.01 par value (the “Common Stock”), of the Company upon payment therefor in cash at the rate initially of [spell out exercise price][insert numerical number] per share of such Common Stock (the “Exercise Price”), subject to the adjustments, terms and conditions herein and in the Warrant Agreement between the Company and [insert name of Warrant Agent], as Warrant Agent, dated as of             , 200_ (as the same may from time to time be amended, the “Warrant Agreement”). If at any time no other Warrant Agent is acting for the Company, the Company shall be deemed the Warrant Agent.

This Warrant Certificate is issued pursuant to the terms and provisions of the Warrant Agreement and each holder of a Warrant is entitled to the benefits thereof. The Warrant Agreement provides, among other things, for adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant Certificate in certain events, including the issuance of Common Stock as a stock dividend; sub-divisions, combinations and reclassifications of the Common Stock; the distribution to all holders of Common Stock of evidences of indebtedness, assets (excluding cash dividends) or rights to subscribe to any of the foregoing; and certain mergers, consolidations and sales of substantially all the assets of the Company. Upon each such adjustment, notice thereof will be given by filing a statement thereof with the Warrant Agent and by mailing a copy of such notice to all registered holders of Warrant Certificates.

No fractional shares of Common Stock will be issued upon the exercise of a Warrant; instead, the Warrant holder will be entitled to receive cash for such fractional interest at current market value.

IF THESE WARRANTS ARE REDEEMABLE at the option of the Company because the box above has been checked indicating that these Warrants are redeemable and a legend to that effect appears in bold face above, then the Warrants evidenced by this Warrant Certificate are redeemable by the Company, in whole or in part, on not less than 30 days’ prior written notice given to the Warrant Agent and the Warrant Holders at a redemption price of $.10 per Warrant (the “redemption price”). If less than all of the Warrants outstanding are to be redeemed, then the Warrants to be redeemed shall be chosen by lot.

The redemption date for the Warrants to be redeemed shall be at 4:00 P.M. New York City, New York time on the date set forth in such notice as the date for redemption of the Warrants (the “Redemption Date”) provided that, (i) the closing price of the Common Stock on the principal exchange on which the Common Stock is listed for trading has been at least 150% of the then effective Exercise Price per share of Common Stock for the 45 consecutive trading days ending not later than the seventh day prior to the day on which the Company gives its written notice of redemption to the Warrant Agent and the Warrantholders (after taking into account any combinations, reclassifications and the like of the Common Stock during such period that would have the effect of increasing the market price of the Common Stock), and (ii) the Warrant Shares are subject to an effective registration statement under the Securities Act of 1933, as amended, (the “Act”) at the time a notice of redemption is given and at all times thereafter through the Redemption Date allowing a resale of the Warrant Shares after exercise of the Warrants on the principal exchange on which the Common Stock is listed for trading. On and after the Redemption Date, each holder of the Warrants called for redemption who has not prior to the Redemption Date exercised such Warrants shall surrender the Warrant Certificate evidencing such unexercised Warrants to the Warrant Agent at the place designated in the notice of redemption and shall thereupon be entitled to receive payment of the redemption price for each Warrant so surrendered.

If notice of redemption shall have been duly given, and if on or before the Redemption, Date funds necessary for the redemption of all Warrants called for redemption shall have been deposited by the Company with the Warrant Agent in a non-interest bearing segregated account, then, notwithstanding that the Warrant Certificates evidencing any Warrants called for redemption shall not have been surrendered, all rights under, pursuant to and with respect to the Warrants called for redemption shall forthwith after such date cease and determine, except only the right of the holders to receive the redemption price from the Warrant Agent out of funds on deposit in such segregated account without interest upon surrender to the Warrant Agent of the Warrant Certificates therefor.

Holders of a Warrant called for redemption shall have the right to exercise such Warrants and purchase the Warrant Shares upon exercise of the Warrants and the satisfaction of the conditions applicable to the exercise of a Warrant as set forth herein and in the Warrant Agreement until 4:00 P.M., New York City, New York time, on the Redemption Date. Any Warrants called for redemption and not exercised on or prior to the Redemption Date shall thereafter only be entitled to receive the redemption price therefor and otherwise such Warrants shall be terminated and be of no further force or effect

Each Warrant represented hereby may be exercised by the presentment and delivery of the following to the Warrant Agent at its Principal Office:

(a)	presentation and surrender of this Warrant Certificate with the Form of Exercise attached hereto duly completed and executed by the holder in whose name this Warrant Certificate is registered.

(b)	delivery of proof reasonably satisfactory to the Warrant Agent as to the identity of the registered holder of this Warrant Certificate and as to the genuineness and effectiveness of the signature of the registered holder.

(c)	delivery of proof reasonably satisfactory to the Warrant Agent as to the genuineness and effectiveness of the signature of the registered holder, including a guarantee of the genuineness of the signature of the registered holder by a bank or by brokerage firm.

(d)	payment of the Exercise Price for the number of Warrants being exercised which may be by cash or by certified or official bank check or bank draft or money order payable to the order of the Company.

(e)	if the Warrants or the Warrant Shares are being transferred to a person other than the registered holder, a duly completed and executed Form of Assignment attached hereto or a separate instrument of transfer duly completed and executed by the registered holder with signature of the registered holder “guaranteed” as described in paragraph (c) above.

(f)	In the event that the number of Warrants so exercised is less than the total number of Warrants evidenced by this Warrant Certificate, there will be issued to the person so exercising the Warrants, or his registered assigns, a new Warrant Certificate representing the number of Warrants not exercised.

In the event of the liquidation, dissolution or winding-up of the Company, in cases where the property to be distributed to the holders of Common Stock of the Company consists principally of other than securities of another entity which shall have purchased all or substantially all of the Company’s assets, the right to exercise Warrants shall terminate at the close of business on the fourth full business day before the earliest date fixed for the payment of any amount distributable on the Common Stock of the Company; provided that, at least 45 days prior thereto, notice of such payment date shall have been given by the Warrant Agent in writing to all registered holders of Warrant Certificates. Warrants shall terminate and shall be of no further force and effect at such close of business on such fourth full business day.

Holders of Warrant Certificates, as such holders, shall have no voting or any other rights of a stockholder of the Company, shall have no right, other than the right evidenced hereby, to purchase or receive Common Stock of the Company, shall not be entitled to subscribe to or purchase any additional or increased stock of the Company of any class, whether now or hereafter authorized, or obligations convertible into any class or classes of stock, or stock of any class convertible into stock of any other class or classes, or obligations, stock or other securities carrying warrants or rights to subscribe to stock of the Company of any class or classes, whether now or hereafter authorized.

This Warrant Certificate is transferable by the registered holder in person or by his duly authorized attorney on the books of the Company at the office of the Warrant Agent upon surrender of this Certificate with the Form of Assignment attached hereto duly endorsed or with other appropriate instruments of transfer duly endorsed with signature guaranteed and payment of any transfer taxes or other governmental charges in connection with such transfer.

This Warrant Certificate is exchangeable for Warrant Certificates of different denominations at the Principal Office of the Warrant Agent upon surrender of this Warrant Certificate, duly endorsed or with appropriate instruments of transfer. Warrant Certificates issued upon transfers and exchanges shall be issued only for full Warrants or an integral multiple thereof. Warrant Certificates that are surrendered to the Warrant Agent for transfer shall be canceled.

Unless sooner terminated as provided herein upon exercise or upon liquidation, dissolution or winding-up of the Company, the purchase rights under the Warrants shall terminate on the Expiration Date and thereafter the Warrants represented by this Certificate shall be of no further force and effect.

THIS WARRANT CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE WARRANT AGENT.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by the facsimile signature of the proper officers of the Company.

Dated:

MATRIX SERVICE COMPANY

By:
, President

By:
, Secretary

Countersigned and Registered:

[NAME OF WARRANT AGENT]

By:
Authorized Officer

FORM OF EXERCISE

The undersigned hereby irrevocably exercises          Warrants to subscribe for and purchase shares of Common Stock of the within named Company evidenced by this Warrant Certificate and herewith makes payment of the Exercise Price in full. Kindly issue certificates for shares of Common Stock in accordance with the instructions given below. A Warrant Certificate for the unexercised balance of the Warrants evidenced by the within Warrants Certificate, if any, will be registered in the name of the undersigned.

DATED:

Instructions for Registration of Common Stock

Name (please print)

Social Security or Other identifying Number;

ADDRESS:

Street

City, State and Zip Code

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto

_______________________________________

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     , as Attorney-in-Fact, with full power and authority in the name. place and stead of the registered holder of this Warrant Certificate to transfer the within Warrant Certificate on the books of the within named Company, with full power of substitution.

Dated:
Signature of Registered Holder (Signature must conform in all respects to name of the holder as specified on the face of this Warrant certificate)

Social Security or Tax I.D. No. of Holder